EXHIBIT 23.2


                               L. STEPHEN ALBRIGHT
                                 Attorney At Law
                       17337 Ventura Boulevard, Suite 224
                                Encino, CA 91316
                 Ph. (818) 784-0040, Ext. 23 Fax (818) 784-0205
                            LStephenAlbright@AOL.com



                                                January 17, 2003


WIEN GROUP, INC.
525 Washington Blvd.
Jersey City, NJ 07310

Re:      Wien Group, Inc, (the "Company")
         Form SB-2 (Third Amendment)
         Original Filing Date: April 19, 2002
         SEC File No.: 333-86258

Gentlemen:

The undersigned consents to the reference to his opinion as an exhibit to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission by the Company, including the Third Amendment thereto. Further, the undersigned consents to the use of his name under the heading "Legal Matters" in the Registration Statement and the Second Amendment.


                                                  Sincerely,

                                                  /s/ L. Stephen Albright
                                                  ------------------------------
                                                  L. STEPHEN ALBRIGHT, Esq.